Exhibit 23.4

大成 DENTONS
大成 is Dentons' Preferred Law Firm in China.

北京大成律师事务所
北京市朝阳区朝阳门南大街 10 号
兆泰国际中心 B 座 16-21 层
邮编：100020

16-21F, Tower B
ZT International Center
No.10, Chaoyangmen Nandajie
Chaoyang District
100020, Beijing, China

dentons.cn

Consent Form

January 6, 2025

To: Zenta Group Company Limited

Dear Sirs/Madams,

We hereby consent to the use of this consent as an exhibit to the Registration Statement on Form F-1, as amended (the "Registration Statement"), to be filed with the U.S. Securities and Exchange Commission. We further consent to the use of our name and to all references made to us in the Registration Statement, reply to the U.S. Securities and Exchange Commission and in the prospectus forming a part thereof.

In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

Beijing Dacheng Law Offices, LLP

北京大成律师事务所 1100000103127